UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2007

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue
Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:
No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

Item 1.01             Entry into a Material Definitive Agreement

Forbearance No. 1, Limited Waiver and Modification to Loan and Security Agreement

On November 19, 2007 Bioject Medical Technologies Inc. (the “Company” or “Bioject”) entered into a Forbearance No. 1, Limited Waiver and Modification to Loan and Security Agreement (the “Forbearance Agreement”) with Partners For Growth, L.P. (“PFG”). Bioject is party to a loan term agreement with PFG dated August 31, 2007 with respect to a $500,000 term loan (the “Term Loan”). In November 2007, PFG informed Bioject that PFG believed Bioject was out of compliance with the financial revenue covenant contained in the Term Loan agreement. Such a default would also constitute an event of default under two other loan agreements that Bioject has outstanding with PFG. All such loans are referred to collectively as the “PFG Loans.”

Pursuant to the Forbearance Agreement, PFG has agreed to forbear, through no later than June 1, 2008 (the “Forbearance Period”), and not declare an Event of Default or exercise other remedies under the PFG Loans for a Permitted Default, as defined in the Forbearance Agreement.

The Forbearance Agreement requires that Bioject must consummate a subordinated debt or equity financing of at least $500,000 by December 14, 2007, which requirement has been satisfied (see below), and requires that Bioject maintain certain minimum levels of cash and cash equivalents.

Bioject may not borrow under its existing revolving loan with PFG during the Forbearance Period without PFG’s consent.

The Forbearance Agreement provides that Bioject must pay $550,000 to PFG on November 20, 2007. PFG will apply the $550,000 to the outstanding revolving loan obligation under the Loan and Security Agreement.

The Forbearance Agreement also provides for the amendment of the following instruments as follows:

•                  the warrant dated December 11, 2006 to purchase 200,000 shares of common stock will be amended to change the exercise price from $1.37 per share to $0.90 per share;

•                  the $1.25 million convertible debt financing will be amended to adjust the conversion price from $1.37 per share to $0.90 per share, thereby making it convertible into 1,388,889 shares of common stock instead of 912,409 shares;

•                  the warrant dated December 14, 2004 to purchase 725,000 shares of common stock will be amended to change the exercise price from $1.42 per share to $0.90 per share; and

•                  the warrant dated August 31, 2007 to purchase 71,429 shares of common stock will be amended to change the exercise price from $1.40 per share to $0.90 per share.

These exercise and conversion prices are subject to further adjustment in certain events described in the Forbearance Agreement.  The Forbearance Agreement specifies certain financial covenants that Bioject must comply with during the Forbearance Period.

In addition, during the Forbearance Period, this Forbearance Agreement amends the PFG Loans, other than the $1.25 million convertible debt financing, by reducing the interest rate specified in each such loan agreement by 3% per annum.

Convertible Note Purchase and Warrant Agreement and Convertible Promissory Notes

On November 19, 2007, Bioject entered into Convertible Note Purchase and Warrant Agreements (the “Agreements”) pursuant to which it issued Convertible Promissory Notes (the “Notes”) and warrants to purchase Common Stock (the “Warrants”).  Pursuant to the Agreements, Bioject sold a Note in the principal amount of $500,000 to Mr. Edward Flynn and sold an aggregate of $115,000 principal amount of Notes to Ralph Makar, David Tierney, Richard Stout and Christine Farrell (collectively with Mr. Flynn, the “Purchasers”). The Notes bear interest at the rate of 8% per annum with all principal and interest due 18 months from the date of issue and may not be prepaid without the written consent of the Purchaser holding a given Note. The Notes are convertible at any time by the Purchasers into Bioject’s common stock at the rate of $0.75 per share. The Notes will be automatically converted upon a qualified financing, as defined in the Agreement, at a price equal to the financing price.

The Warrants are exercisable for an aggregate of 82,000 shares of Bioject’s common stock at an exercise price of $0.75 per share. Each Warrant is immediately exercisable and expires four years from the date of issuance.

Prior to this Agreement, Mr. Flynn held 1,427,570 shares of the Company’s common stock.  Mr. Tierney is a director of the Company.  Mr. Makar is a director and Chief Executive Officer of the Company.  Mr. Stout and Ms. Farrell are executive officers of the Company.

Registration Rights Agreement

The Company also entered into a Registration Rights Agreement with each Purchaser granting piggy-back registration rights.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)          See Item 1.01 Entry into a Material Definitive Agreement - Convertible Note Purchase and Warrant Agreement and Convertible Promissory Notes or disclosures required pursuant to this Item 2.03.

Item 2.04             Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

(a)          See Item 1.01 Entry into a Material Definitive Agreement - Forbearance No. 1, Limited Waiver and Modification to Loan and Security Agreement above for disclosures required pursuant to this Item 2.04.

Item 3.01             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)          On November 15, 2007, the Company received a Nasdaq Staff Deficiency Letter stating that it has failed to comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2.5 million in stockholders’ equity or $35.0 million market value of listed securities or $0.5 million of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Company is required to provide the Nasdaq Staff, by November 30, 2007, its specific plan to achieve and sustain compliance with the listing requirements, including the time frame for completion of the plan. The Nasdaq Staff will review such plan and, if the Nasdaq Staff determines that the Company’s plan does not adequately address the issues, it will provide written notification that the Company’s securities will be delisted.

Also, on November 19, 2007, the Company received a Nasdaq Staff Deficiency Letter stating that it has failed to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4) because for 30 consecutive business days the bid price of Bioject’s common stock has closed below the minimum $1.00 bid requirement. The letter states that Bioject will be provided 180 calendar days, or until May 19, 2008, to regain compliance with the minimum bid price requirement. If, at any time prior to May 19, 2008, the bid price of Bioject’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify Bioject that it is in compliance with the minimum bid requirement. Nasdaq may, in its discretion, extend this 10 consecutive business day period, but generally not beyond 20 consecutive business days.  If by May 19, 2008 the Company has not regained compliance with the minimum bid price, and the Nasdaq Staff determines that the Company meets the Nasdaq Capital Market initial listing criteria, other than the minimum bid price, then the Company will be granted an additional 180 days to regain compliance with the minimum bid price requirement.

Item 3.02             Unregistered Sales of Equity Securities

As discussed in Item 1.01 above, on November 19, 2007, the Company issued $615,000 principal amount of convertible notes and warrants exercisable for 82,000 shares of its common stock.  See Item 1.01 above for a description of the conversion terms for the convertible notes. These issuances of securities were exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 thereunder, among other exemptions, on the basis that the purchasers of the securities in this issuance are accredited investors.

Item 5.02             Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation of Arrangements of Certain Officers

Mr. Edward Flynn was appointed as a director of the Company effective November 19, 2007.  He was appointed as a condition to his purchasing the $500,000 Note described in Item 1.01.  The Company has agreed that he will have the right to nominate one director for election for so long as he owns at least 1 million shares of Common Stock.  Mr. Flynn is expected to be named to the Compensation, Audit and Ad-Hoc Financing Committees. See Item 1.01 for a description of the Note purchased by Mr. Flynn, the Warrant he received and the related agreements.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

10.1	Forbearance No. 1, Limited Waiver and Modification to Loan and Security Agreement dated November 19, 2007 between Bioject Medical Technologies Inc. and Partners For Growth II, L.P.
10.2	Convertible Note Purchase and Warrant Agreement dated November 19, 2007 between Bioject Medical Technologies Inc. and Edward Flynn.
10.3	Form of Convertible Note Purchase and Warrant Agreement between Bioject Medical Technologies Inc. and each of Ralph Makar, David Tierney, Richard Stout and Christine Farrell.
10.4	Form of Warrant issued by Bioject Medical Technologies Inc. to the Purchasers.
10.5	Form of Convertible Promissory Note issued by Bioject Medical Technologies Inc. to the Purchasers.
10.6	Form of Registration Rights Agreement between Bioject Medical Technologies Inc. and the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2007	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)